UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012 (February 1, 2012)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

900 N.W. 63rd Street Oklahoma City,

Oklahoma 73118

(Address of principal executive office) (Zip Code)

(405) 848-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On February 1, 2012, Chesapeake Midstream Partners, L.P. (the “Partnership”) issued a press release announcing that it had commenced the Offering described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

On February 2, 2012, the Partnership issued a press release announcing that it had priced the Offering described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Section 8 – Other Events

Item 8.01. Other Events.

On February 2, 2012, the Partnership, Chesapeake Midstream GP, L.L.C. (the “General Partner”), Chesapeake MLP Operating, L.L.C. (“MLP Operating,” and together with the Partnership and the General Partner, the “Partnership Parties”), GIP-A Holding (CHK), L.P. (“GIP-A Holding”), GIP-B Holding (CHK), L.P. (“GIP-B Holding”) and GIP-C Holding (CHK), L.P. (“GIP-C Holding” and, together with GIP-A Holding and GIP-B Holding, the “Selling Unitholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Selling Unitholders (the “Offering”), and purchase by the Underwriters, of 10,497,003 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $28.70 per Common Unit ($27.68 per Common Unit, net of underwriting discounts and commissions), which reflected the full exercise of the option granted to the Underwriters pursuant to the Underwriting Agreement to purchase up to an additional 1,247,003 Common Units on the same terms. The material terms of the Offering are described in the Prospectus Supplement, dated February 2, 2012 (the “Prospectus Supplement”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on February 3, 2012 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. The Offering was registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-175982), initially filed by the Partnership on August 2, 2011.

The Offering closed on February 7, 2012. The Selling Unitholders received proceeds (net of underwriting discounts and commissions) from the Offering of approximately $290.6 million. The Partnership did not receive any of the net proceeds from the Offering.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership, the Selling Unitholders and their respective affiliates for which they may receive customary fees and reimbursement of expenses. Affiliates of all of the underwriters are lenders under the Partnership’s revolving credit facility and an affiliate of Citigroup Global Markets Inc. is a lender under credit facilities of affiliates of the Selling Unitholders, for which such affiliates of such underwriters, in each case, have received customary fees.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P. By: Chesapeake Midstream GP, L.L.C., its general partner

	By:	/s/ David C. Shiels
David C. Shiels
Chief Financial Officer
Dated: February 7, 2012

EXHIBIT INDEX

1.1	Underwriting Agreement, dated February 2, 2012, by and among Chesapeake Midstream Partners, L.P., Chesapeake Midstream GP, L.L.C., Chesapeake MLP Operating, L.L.C., GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P. and the Underwriters named therein.

99.1	Chesapeake Midstream Partners, L.P. Press Release dated February 1, 2012.

99.2	Chesapeake Midstream Partners, L.P. Press Release dated February 2, 2012.